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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                 July 28, 1999
                                (Date Of Report)



                                UGI CORPORATION
             (Exact name of registrant as specified in its charter)


        Pennsylvania                    1-11071                    23-2668356
(State or other jurisdiction        (Commission file         (I.R.S. Employer
      of incorporation)                 Number)              Identification No.)



                   460 N. Gulph Road
             King of Prussia, Pennsylvania                     19406
        (Address of principal executive offices)             (Zip Code)



                                 (610) 337-1000
              (Registrant's telephone number, including area code)
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Item 5.      Other Events

     On July 28, 1999, the Registrant issued the attached news release announcing several strategic and financial initiatives designed to increase shareholder value and position the Company for future growth. The initiatives include (1) a 2.7 percent increase in the Company's Common Stock dividend to an annual rate of $1.50 from $1.46, (2) a repurchase of approximately 14 percent of the Company's outstanding shares of Common Stock using cash on hand, and (3) a focus on long-term value creation through growth of the Company's existing propane, natural gas and electric businesses, and, in addition, accelerated growth in related and complementary businesses. The Registrant also indicated that it has terminated its previously announced intention to sell its utility businesses.

     The news release is included as an exhibit to this report and is incorporated in this Item 5 by reference.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits

     (99)  News release dated July 28, 1999.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UGI Corporation
                                    (Registrant)



                                    By:  /s/ Brendan P. Bovaird
                                         ----------------------
                                        Brendan P. Bovaird
                                        Vice President and General Counsel

Date:  July 28, 1999
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                                 EXHIBIT INDEX



Exhibit No.                          Description
-----------                          -----------


 (99)                                News release dated July 28, 1999